UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 26, 2006
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, the Compensation Committee of the Board of Directors of Novell, Inc. approved the Fiscal 2006 Annual Bonus Program for Executives, established bonus targets for each executive, and set specific performance goals and business criteria for each executive. Senior members of the executive team, which includes executive officers, are eligible to participate.

Each executive has an assigned target bonus opportunity percentage of his or her base salary for the fiscal year. Each executive was assigned both quantitative and qualitative performance objectives with various weightings that are designed to advance the achievement of Novell's key business initiatives, as set forth in more detail below. Additionally, each year, the Compensation Committee establishes operating profit targets for the fiscal year that must be achieved by Novell in order for the Annual Bonus Program to be funded at a corresponding level. If Novell does not meet those operating profit targets, the Annual Bonus Program will not be funded and no bonuses will be paid under the Program for the fiscal year.

If Novell achieves the operating profit targets, the bonus funding level percentage is multiplied by each executive's target bonus percentage times their salary to determine each executive's dollar bonus opportunity. The Compensation Committee, with the Chief Executive Officer, will then review each executive's performance against the assigned quantitative and qualitative performance objectives and determine each executive's actual total performance achievement (expressed as a percentage of their assigned objectives). The bonus award for each executive is then determined by multiplying his or her dollar bonus opportunity by the total performance achievement percentage. The Compensation Committee and the Board of Directors have the discretion to adjust up or down the bonus awards. Additionally, the Chief Executive Officer may recommend that non-recurring items may or may not be factored into the bonus calculation.

Quantitative Performance Objectives

The Compensation Committee will measure the performance of the Chief Executive Officer, the Chief Operating Officer and President, and the general and administrative officers (including the Chief Financial Officer, General Counsel, Chief Marketing Officer, and Senior Vice President, People) based on the achievement of a combination of the following objectives, with various weightings for each depending on the job function of the executive: operating income, company-wide revenue from Identity software, company-wide revenue from Open Source software, company-wide revenue from all other sources, direct organization expenses, shareholder return and measurable progress in employee engagement initiatives.

The Compensation Committee will measure the performance of the Presidents of the geographic segments based on the achievement of the following objectives, with various weightings for each depending on the executive's region: the operating income of the region (measured prior to factoring in bonuses to be paid in the region), revenue from Identity software for the region, revenue from Open Source software for the region, revenue from Workgroup and all other software sources for the region, revenue from all other sources for the region, and measurable progress in employee engagement initiatives.

The Compensation Committee will measure the performance of the Chief Technology Officer and the vice presidents in charge of each product business unit (such as the Vice President, Identity and Resource Management) based on the achievement of the following objectives, with various weightings for each depending on the job function of the executive: contribution margin for the business unit(s), company-wide revenue from Identity software, company-wide revenue from Open Source software, company-wide revenue from Workgroup and all other software, and company-wide revenue from all other sources, Product Quality Index score from the Novell Technical Services customer satisfaction survey, and measurable progress in employee engagement initiatives.

Qualitative Performance Objectives

Additionally, the Compensation Committee will measure the performance of each executive on the following: external customer and internal client satisfaction, ability to demonstrate and follow the values and guiding principles of Novell, and efficient and complete administration of responsibilities that are specific to each individual's role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: February 8, 2006	By /s/ Joseph S. Tibbetts, Jr. (Signature) Senior Vice President, Chief Financial Officer (Title)